UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 5, 2013

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(800) 356-6463
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

ITEM 1.01

Entry into a Material Definitive Agreement

On August 2, 2013, the Company secured committments, pursuant to investment agreements, for $10,500,000 of 10% PIK-Election Convertible Notes due 2023 ("Notes") in a private placement. The principal amount of the Notes is due on maturity.  The Company can elect to pay semi-annual interest on the Notes with notes containing the same terms as the Notes, except interest will accrue from issuance of such notes. The Company can also elect to pay interest in cash.

The Notes convert into the Company’s common stock at a conversion price of $1.40 per share, which is subject to customary antidilution adjustments.   As of issuance, the Notes are convertible into 7,500,000 shares of the common stock.

The holders may convert the Notes at any time.  The Notes are mandatorily convertible after one year when the weighted average trading price of a share of the common stock for the preceding ten trading days is in excess of the conversion price.  The Notes contain customary representations and warranties and several covenants.

The proceeds will be used for general corporate purposes.

The Company has agreed to file a resale registration statement covering the resale of the shares issuable on conversion.

In connection with the transaction, the Company has agreed to appoint two new independent directors, one by December 31, 2013 and the other by March 31, 2014.

The purchasers of the Notes included  three accredited investors.

No broker was used and no commission was paid in connection with the sale of the Notes.

ITEM 9.01

Financial Statements and Exhibits

Exhibit 99.1           Form of Investment Agreement

Exhibit 99.2           Form of 10% PIK-Election Convertible Notes due 2023

Exhibit 99.3           Form of Registration Rights Agreement

Exhibit 99.4           Press Release Dated August 5, 2013

 SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	August 5, 2013	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer